===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               Pegasystems Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                               Pegasystems Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:



Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[Pegasystems Inc. Logo]
Dear Stockholder:

   We cordially invite you to attend our 2001 Annual Meeting of Stockholders on Tuesday, June 5, 2001 at One Main Street, Cambridge, Massachusetts. The Meeting will commence at 1:30 p.m.

   The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its officers and directors.

   Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the Meeting in accordance with your instructions. Even if you plan to attend the Meeting, we urge you to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the Meeting, or vote your shares personally if you attend the Meeting.

   We look forward to seeing you on June 5, 2001.

                                        Sincerely,
                                        /s/ Alan Trefler
                                        Alan Trefler
                                        Chairman and Chief Executive Officer

May 15, 2001

                                PEGASYSTEMS INC.

                                101 Main Street
                              Cambridge, MA 02142

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on June 5, 2001

To The Stockholders of Pegasystems Inc.:

   Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Pegasystems Inc. (the "Company") will be held at One Main Street, Cambridge, Massachusetts, on Tuesday, June 5, 2001 at 1:30 p.m., local time, for the following purposes:

  1. To re-elect three members of the Board of Directors to hold office until the 2004 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

  2. To ratify the Board of Directors' selection of Deloitte & Touche LLP as the independent public accountants for the Company for the year ending December 31, 2001.

  3. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

   Only stockholders of record at the close of business on the record date, May 3, 2001, will receive notice of the Meeting and be entitled to vote at the Meeting or any adjournment(s) thereof. The transfer books will not be closed.

   You are cordially invited to attend the Meeting in person if possible. Whether you plan to attend the Meeting or not, please fill out, sign and date the enclosed proxy and return it in the envelope enclosed for this purpose. The proxy is revocable by the person giving it at any time prior to the exercise thereof by written notice received by the Company, by delivery of a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                                          By Order of the Board of Directors

                                          James P. O'Halloran
                                          Clerk

May 15, 2001

                                PEGASYSTEMS INC.

                                101 Main Street
                              Cambridge, MA 02142

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held On June 5, 2001

   This Proxy Statement is furnished to the holders of the Common Stock, $.01 par value (the "Common Stock"), of Pegasystems Inc. (the "Company") in connection with the solicitation by and on behalf of the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders of the Company to be held at One Main Street, Cambridge, Massachusetts, on Tuesday, June 5, 2001 at 1:30 p.m. local time, and at any adjournment(s) thereof. Each properly signed proxy will be voted in accordance with the instructions contained therein, and, if no choice is specified, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

   This Proxy Statement, the enclosed proxy and Annual Report to Stockholders for the year ended December 31, 2000, are being mailed to the stockholders on or about May 15, 2001. The Annual Report does not constitute any part of this Proxy Statement.

   The entire cost of this solicitation will be paid by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

   Only stockholders of record of the Company's 32,613,692 shares of Common Stock outstanding as of the close of business on the record date, May 3, 2001, will be entitled to vote. Each share of Common Stock is entitled to one vote at the Meeting or any adjournment(s) thereof. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Shares voted to abstain or to withhold as to a particular matter as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of such matter will be deemed represented for quorum purposes. Under the Company's by-laws, such shares will not be deemed to be voting on such matter, and therefore will not be the equivalent of negative votes as to such matter. Votes will be tabulated by the Company's transfer agent subject to supervision of persons designated by the Board of Directors as inspectors.

   The affirmative vote of the holders of a plurality of the shares represented at the Meeting, at which a quorum is present, is required for the election of Directors. Approval of other matters before the Meeting will require the affirmative vote at the Meeting, at which a quorum is present, of the holders of a majority of votes cast with respect to such matters.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

   The following table sets forth certain information as of January 16, 2001, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company, (ii) each Director and nominee for Director of the Company, (iii) the CEO and the four other most highly compensated officers and (iv) all executive officers and Directors of the Company as a group. To the knowledge of the Company, based on information provided by such owners, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                                      NUMBER OF SHARES    PERCENTAGE OF SHARES
NAME OF BENEFICIAL OWNER           BENEFICIALLY OWNED (1)  BENEFICIALLY OWNED
------------------------           ---------------------- --------------------
Alan Trefler (2)..................       22,237,100               68.3%
Richard H. Jones (3)..............        1,186,000                3.6%
Joseph J. Friscia (4).............          542,000                1.7%
James P. O'Halloran (5)...........          174,500                  *
Stephen F. Kaplan (4).............           40,000                  *
Edward A. Maybury (4).............           56,500                  *
Kenneth Olson (6).................          299,625                  *
Michael R. Pyle (4)...............          244,662                  *
Edward B. Roberts (7).............          153,500                  *
William H. Keough.................           10,000                  *
Alexander V. d'Arbeloff...........        1,000,000                3.1%
William W. Wyman..................                0                  *
All executive officers and
 Directors as a group
 (12 persons) (8).................       27,514,387               84.5%

---------------------
*  Represents beneficial ownership of less than 1% of the outstanding Common
   Stock.

(1) The number of shares of Common Stock deemed outstanding includes (i) 32,570,094 shares of Common Stock outstanding as of January 16, 2001 and
    (ii) shares issuable pursuant to outstanding options held by the respective person or group which are exercisable within 60 days of January 16, 2001, as set forth below.

(2) Includes 375,000 shares held in trust with respect to which Mr. Trefler has voting and dispositive power. Mr. Trefler disclaims beneficial interest.

(3) Includes 135,000 shares of Common Stock subject to stock options exercisable within 60 days of January 16, 2001.

(4) Consists solely of shares of Common Stock subject to stock options exercisable within 60 days of January 16, 2001.

(5) Includes 140,000 shares of Common Stock subject to stock options exercisable within 60 days of January 16, 2001.

(6) Includes 59,625 shares of Common Stock subject to stock options exercisable within 60 days of January 16, 2001.

(7) Includes 48,500 shares of Common Stock subject to stock options exercisable within 60 days of January 16, 2001.

(8) Includes 1,266,287 shares of Common Stock subject to stock options exercisable within 60 days of January 16, 2001.

                             ELECTION OF DIRECTORS
                               (Item 1 of Notice)

   There are currently nine members of the Board of Directors, divided into three classes with terms expiring respectively at the 2001, 2002 and 2003 annual meetings of stockholders. The Board has nominated Alexander V. d'Arbeloff, William H. Keough and Edward A. Maybury, whose terms are expiring, for re-election to the class of directors whose term expires in 2004. Messrs. d'Arbeloff, Keough and Maybury have consented to serve, if elected at the Meeting, for a three-year term expiring at the time of the 2004 annual meeting of stockholders and when their respective successors are elected and qualified. The shares represented by the enclosed proxy will be voted to elect Messrs. d'Arbeloff, Keough and Maybury unless such authority is withheld by marking the proxy to that effect. Each of Messrs. d'Arbeloff, Keough and Maybury has agreed to serve, but in the event any of them shall unexpectedly become unavailable for election, the proxy, unless authority has been withheld as to such nominee, may be voted for election of a substitute. Proxies may not be voted for more than three persons.

   THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE NOMINEES AS DIRECTORS.

   The following information is furnished with respect to the nominees for election as Directors and each other Director.

         NOMINEES FOR ELECTION FOR TERM OF THREE YEARS EXPIRING IN 2004

   Edward A. Maybury, 61, has been a Director of the Company since its organization in 1983. In December 2000, he was also elected a member of the Company's Compensation Committee. Since July 1992, he has served as a Director, and from April 1992 through May 1993 was the President and Chief Executive Officer, of Creative Systems, Inc., a software and services company. Prior thereto, Mr. Maybury was the Chief Executive Officer of Data Architect Systems, Inc., a software and services company.

   William H. Keough, 64, has been a Director of the Company and a member of the Company's Audit Committee since June 2000. He served as a director of Thermo Ecoteck Corporation, an environmentally sound power plants and fuels public company, from November 1999 until September 2000, when the company was spun back into the parent, ThermoElectron. He also serves as Chairman of the Board of Trustees of the National Multiple Sclerosis Society's Central New England chapter. He served as Senior Vice President and Chief Financial Officer of two public companies from 1968 to 1999, most recently at the Pioneer Group, a financial services business with $20 billion in assets, from 1986 to his retirement in 1999. Mr. Keough holds a B.S./B.A. in Finance from Boston College and an M.B.A. from Northeastern University.

   Alexander V. d'Arbeloff, 73, has been a Director of the Company since August 2000. As of December 2000, he was also elected a member of the Company's Compensation Committee. In 1960 Mr. d'Arbeloff co-founded Teradyne, Inc., a leading manufacturer of automatic test equipment and interconnection systems for the electronics and telecommunications industries. Mr. d'Arbeloff served as President and Chief Executive Officer of Teradyne until May 1997, and remained Chairman of the Board until June 2000. Since 1989, Mr. d'Arbeloff has been a member of the MIT Corporation, and was named its Chairman in July 1997. Mr. d'Arbeloff also serves on the board of PRI Automation Inc. and on the boards of several private companies.

                      DIRECTORS WHOSE TERM EXPIRES IN 2002

   Edward B. Roberts, 65, has been a Director of the Company since June 1996. In December 2000, he was also elected a member of the Company's Compensation Committee. Since the early 1960s, he has been the David Sarnoff Professor of Management of Technology at the Massachusetts Institute of Technology, where he founded and chairs the MIT Entrepreneurship Center. Dr. Roberts co-founded and is a Director of Medical Information Technology, Inc., a leading provider of healthcare information systems. He is also a Director of Advanced Magnetics, Inc., a specialty pharmaceutical company; NETsilicon, Inc., a semiconductor producer that links equipment to the Internet, Inverness Medical Technology, Inc., a manufacturer of medical diagnostics products; SOHU.com, Inc., an internet portal, and several early-stage high-technology firms. Dr. Roberts co-founded and served for 20 years as a general partner of the Zero Stage and First Stage Capital group of venture capital funds.

   James P. O'Halloran, 69, joined the Company in April 1999. In June 1999 he was elected Senior Vice President, Chief Financial Officer, Treasurer, Clerk and a Director. From 1991 to 1999 he served as President of G & J Associates, Ltd., a financial consulting firm. From 1956 to 1990, he was with the international accounting firm of Arthur Andersen LLP serving as an audit partner from 1967 to his retirement in 1990. Mr. O'Halloran also currently serves as a director of DynEco Corporation, an industry leader in the innovation, design and development of state-of-the-art compressor technology; and ASA International Ltd., a software firm focusing on business applications for small- and medium-sized companies.

   Richard H. Jones, 49, joined the Company in October 1999 and was elected a Director of the Company in November 2000. Prior to joining the Company, he served as a chief asset management executive and member of the operating committee at Barnett Banks, Inc., and as CEO of Fleet Investment Services. His prior experience also includes serving as Executive Vice President with Fidelity Investments, and as a principal with the consulting firm of Booz, Allen & Hamilton. Mr. Jones holds an undergraduate degree from Duke University, with majors in both economics and management science. He also holds an M.B.A. degree from the Wharton School of the University of Pennsylvania.

                      DIRECTORS WHOSE TERM EXPIRES IN 2003

   Stephen F. Kaplan, 45, has served as a Director of the Company since August 1999. As of December 2000 he was also elected a member of the Company's Audit Committee. He currently is a Managing Director of The Audax Group, a private equity and venture capital firm. From 1998 to 2000, Mr. Kaplan was affiliated with Texas Pacific Group, a private equity firm, and he served as President, Chief Operating Officer and Chief Financial Officer of Favorite Brands International Holding Corp., a confectionery company controlled by Texas Pacific Group. From 1996 to 1997, Mr. Kaplan was Executive Vice President and Chief Financial Officer of the Coleman Company, an international manufacturer of camping, outdoor recreation and hardware equipment. From 1993 to 1996, Mr. Kaplan was a financial and strategy consultant to venture capital and buy-out firms. During 1994, Mr. Kaplan served as Chief Financial Officer of Marcam Corporation, a software developer. Prior to that, Mr. Kaplan served as Executive Vice President and Chief Financial Officer of AM International, President of Harris Graphics and Partner of Boston Consulting Group. Mr. Kaplan holds an MS in Management, a BS in Electrical Engineering and Computer Science and a BS in Management Science from the Massachusetts Institute of Technology.

   Alan Trefler, 45, a founder of the Company, served as President until October 1999 and Clerk until June 1999 and has been Chief Executive Officer and a Director since the Company's organization in 1983. Prior to that, he managed an electronic funds transfer product for TMI Systems Corporation, a software and services company. Mr. Trefler holds a degree in economics and computer science from Dartmouth College.

   William W. Wyman, 63, has been a director of the company since June 2000. In December 2000 he was also elected a member of the Company's Audit Committee. From 1984 through 1995, Mr. Wyman was a partner at Oliver, Wyman & Company, a management consulting company which he co-founded. Mr. Wyman is also currently a director of US Timberlands, a limited partnership consisting of the growing of trees and the sale of logs and standing timber; SS&C Technologies, a leading provider of client/server based financial software solutions; Predictive Systems, a network consulting company focused on the design, performance, management and security of complex computing networks; and Prime Response, a company specializing in business to consumer marketing.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

   The Company's Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee is responsible for nominating the Company's independent public accountants for approval by the Board of Directors, reviewing the scope, results and costs of the audit with the Company's independent public accountants and reviewing the financial statements of the Company. Messrs. Kaplan, Keough and Wyman are currently the members of the Audit Committee. The Audit Committee met seven (7) times during 2000. The Compensation Committee is responsible for recommending compensation and benefits for the executive officers of the Company to the Board of Directors and for administering the Company's stock plans. Messrs. d'Arbeloff, Maybury and Roberts are currently the members of the Compensation Committee. The Compensation Committee met twice (2) during 2000.

   During 2000, the Board of Directors of the Company held seven (7) meetings. Each incumbent Director attended at least 75% of the aggregate number of meetings of the Board and the meetings of the committees of the Board on which he served.

                             DIRECTOR COMPENSATION

   Each non-employee Director of the Company receives $1,000 for every Board or committee meeting attended. The Company also reimburses non-employee Directors for expenses incurred in attending board meetings. In addition, non-employee Directors of the Company are eligible to receive stock options under the company's 1996 Non-Employee Director Stock Option Plan and all Directors are eligible to receive stock options and stock grants under the Company's 1994 Long-Term Incentive Plan. Each non-employee director is granted on an annual basis a fully vested option to purchase 10,000 shares of Common Stock at a price equal to the fair market value of the common stock on the date of grant under the 1996 Non-Employee Director Stock Option Plan. No other compensation is paid to Directors for attending Board or committee meetings.
Messrs. d'Arbeloff, Maybury, Roberts, Keough, Kaplan and Wyman are currently the non-employee Directors of the Company.

                             EXECUTIVE COMPENSATION

   The following table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 2000, 1999, and 1998 by (i) the Company's Chief Executive Officer and (ii) the four most highly compensated other executive officers (collectively, the "Named Executive Officers"):

                           Summary Compensation Table

                                                      LONG TERM
                                                     COMPENSATION
                          ANNUAL COMPENSATION (1)       AWARDS
                         -------------------------   ------------
                                                      SECURITIES
NAME AND PRINCIPAL                                    UNDERLYING     ALL OTHER
POSITIONS                YEAR SALARY ($) BONUS ($)   OPTIONS (#)  COMPENSATION ($)
------------------       ---- ---------- ---------   ------------ ----------------
Alan Trefler             2000  $200,000       --           --             --
 Chairman and Chief      1999   200,000       --           --             --
 Executive Officer       1998   200,000       --           --             --

Richard H. Jones         2000   250,000       --           --         $74,475(2)
 President and Chief     1999    46,556       --       410,000            --
 Operating Officer

Joseph J. Friscia        2000   200,000       --        50,000         60,554(3)
 Executive Vice
  President              1999   200,000   $60,000(4)   100,000         86,869
 of Sales and Service    1998   180,000    70,000      190,000         30,786

Michael R. Pyle          2000   155,000     3,079(5)    50,000          1,644(6)
 Senior Vice President
  of                     1999   155,000    60,000(4)    35,000         30,734
 Product Development     1998   140,000    15,000      100,000          8,587

James P. O'Halloran      2000   240,000    50,000(7)    10,000            --
 Senior Vice President
  and                    1999   150,728       --       150,000          4,406
 Chief Financial Officer

---------------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each of the Named Executive Officers for 2000, 1999, and 1998.

(2) Represents travel allowance.

(3) Represents draws and payments by the Company on the Executive's behalf for professional services.

(4) Represents bonuses earned in 1999 and paid in 2000.

(5) Represents Bonus payment for Y2K on-call coverage.

(6) Represents payments by the Company on the Executive's behalf for professional services.

(7) Represents bonuses earned and paid in 2000.

Option Grants

   The following table provides certain information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ending December 31, 2000, to each of the Named Executive Officers:

                          Option Grants in Fiscal 2000

                                                                               POTENTIAL
                                                                              REALIZABLE
                                                                           VALUE AT ASSUMED
                          NUMBER OF    PERCENT OF                             STOCK PRICE
                           SHARES     TOTAL OPTIONS                         APPRECIATION FOR
                         UNDERLYING    GRANTED TO   EXERCISE OR             OPTION TERM (1)
                           OPTIONS    EMPLOYEES IN  BASE PRICE  EXPIRATION -----------------
NAME                     GRANTED (#)   FISCAL YEAR   ($/SHARE)     DATE    5% ($)   10% ($)
----                     -----------  ------------- ----------- ---------- ------- ---------
Alan Trefler............      --           --             --         --        --        --
Richard H. Jones........      --           --             --         --        --        --
Joseph J. Friscia.......   50,000(2)       1.7%      $18.5625    2/25/10   583,693 1,479,192
James P. O'Halloran.....   10,000(3)       0.3%      $18.5625    2/25/10   116,739   295,840
Michael R. Pyle.........   50,000(2)       1.7%      $18.5625    2/25/10   583,693 1,479,192

---------------------
(1) As required by the rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Company's common stock will appreciate in value from the date of grant to the end of the option term at rates (compounded annually) of 5% and 10%, respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's common stock.

(2) These options vest in equal quarterly installments over four-year terms.

(3) These options vest in equal quarterly installments over a one-year term.

                          Year-End Option Value Table

   The following table sets forth certain information concerning the number and value of unexercised stock options held by each of the Named Executive Officers as of December 31, 2000. None of the named Executive Officers exercised options during 2000.

                            Year-End Options Values

                                 NUMBER OF SHARES        VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                                    AT YEAR-END             AT YEAR-END ($)
                             ------------------------- -------------------------
NAME                         EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                         ----------- ------------- ----------- -------------
Alan Trefler................       --           --           --         --
Richard H. Jones............   110,000      300,000          --         --
Joseph J. Friscia...........   529,375      125,625     $576,027        --
James P. O'Halloran.........   137,500       22,500          --         --
Michael R. Pyle.............   234,600      119,500     $335,883        --

                              CERTAIN TRANSACTIONS

   Except as described below, since December 31, 1997 there have been no transactions involving more than $60,000, nor are any proposed, between the Company and any executive officer, Director, beneficial owner of 5% or more of the Company's Common Stock or equivalents, or any immediate family member of any of the foregoing, in which any such persons or entities had or will have a direct or indirect material interest.

   In December 2000, the following officers and directors of the Company purchased shares of the Company's common stock from the settlement funds established for the benefit of the plaintiffs in connection with the settlement of two securities class action lawsuits (the Gelfer and Chalverus cases):

                                                        GELFER      CHALVERUS
                                                      SETTLEMENT    SETTLEMENT
OFFICER/DIRECTOR                                         FUND          FUND
----------------                                      ----------    ----------
                                                          (# OF SHARES)
Alan Trefler......................................... 1,000,000(1)       --
 Chairman and Chief Executive Officer
Richard H. Jones.....................................   115,000(1)   885,000(2)
 President, Chief Operating Officer and Director
James P. O'Halloran..................................    25,000(1)       --
 Chief Financial Officer and Director
Alexander V. d'Arbeloff..............................   500,000(1)   500,000(3)
 Director
Edward B. Roberts....................................   100,000(1)       --
 Director

---------------------
(1) The purchase price was $3.081 per share, which was the value ascribed to the shares under the Gelfer settlement agreement and equal to the average closing price of the Company's common stock as reported on Nasdaq for the ten (10) trading days immediately preceding the date of entry of the final court order approving the settlement.

(2) The purchase price was $3.00 per share, which was equal to the fair market value of the Company's common stock at the time Mr. Jones agreed to buy the shares.

(3) The purchase price was $4.69 per share, which was equal to the average closing price of the Company's common stock as reported on Nasdaq for the five (5) business days immediately preceding August 23, 2000, the date Mr. d'Arbeloff committed to the Company to purchase such shares.

   The Company has adopted a policy whereby transactions between the Company and its officers, Directors, principal stockholders and their affiliates must be on terms no less favorable to the Company than could be obtained from unrelated third parties and must be approved by a majority of the disinterested members of the Company's Board of Directors.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General

   The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of Directors who are not employees of or consultants to the Company. The Committee, which as of May 31, 2001 consisted of Alexander V. d'Arbeloff, Edward A. Maybury and Edward Roberts, is responsible for recommending compensation and benefits for the executive officers of the Company to the Board of Directors and for administering the Company's stock plans. The Committee determines the compensation for the President. The Committee and the President together determine the compensation for the other executive officers of the Company.

Compensation Philosophy

   The objective of the Committee is to provide an executive compensation program that aligns executive compensation with the achievement of specific company goals. The Committee believes that executive compensation should also reflect the value that an individual adds to the Company and that executive compensation should enable the Company to attract and retain key employees in an increasingly competitive industry environment.

Compensation Components

   There are two compensation components for executive officers: cash compensation in the form of salary and merit pay, and non-cash compensation in the form of stock options.

   Salary. Cash compensation in the form of salary is intended to reflect an executive's knowledge, skills, and level of responsibility as well as the economic and business conditions affecting the Company. The salary of each executive was determined by the Committee in part by analyzing published compensation surveys (the "Surveys") such as the annually-published Culpepper Surveys on Software Industry Executive and Administrative Pay, published surveys by The Survey Group, and Executive Alliance, and in addition, as a result of the Committee making an assessment of an executive's individual personal performance with respect to his or her attainment of specific company goals.

   Merit Pay. Merit pay reflects the financial valuation of each executive's individual contribution to the Company over the review period. An executive's ability to achieve closure on critical projects, to attain required results, and to contribute positively to Company tone in the process are critical to ensuring the strong financial performance of the Company as a whole, and thus helps define the executive's financial value. Awards of merit payments are made at the discretion of the Board of Directors, based upon their opinions of executives' respective contributions to the Company. There is no pre-set amount allocated and available in a "merit pay pool" for executive officers.

   Stock Options. The Committee uses stock options as a long-term, non-cash incentive and as a means of aligning the long-term interests of executives and stockholders. Stock options are awarded based upon the market price of the Common Stock on the date of grant and are linked to future performance of the Company's stock because they do not become valuable to the holder unless the price of the Company's stock increases above the price on the date of grant. The number of stock options granted to an executive as a form of non-cash compensation is determined by taking into consideration factors such as number of stock options previously granted to an executive, the executive's remaining options exercisable and the value of those stock options, as compared to the anticipated value that an executive will add to the Company in the future. Stock options are not necessarily granted to executives on an annual basis. Stock options were granted to certain executive officers during 2000.

Compensation of the Chief Executive Officer and All Other Executive Officers

   The Committee, in its consideration of the salary, merit pay and stock option components of compensation for 2000 for the Chief Executive Officer and all other executive officers, made reference to the Surveys, which it believes represent compensation data from companies that are similar in nature to the Company. The salary, merit pay and stock option components of compensation that was determined for the Chief Executive Officer and all other executive officers was comparable with companies found in the Surveys.

The Surveys and the Pegasystems Inc. Performance Graph

   The companies included in the Surveys differ from the companies included in the Goldman Sachs Technology Software Index, which is included in the Performance Graph following this report, in that the Goldman Sachs Technology Software Index includes only a select number of public companies which sell software, while the Surveys include public as well as private companies which sell software and integrated turnkey systems, and is therefore broader in scope. The Committee made reference to the Surveys and to the Executive Alliance in establishing executive compensation because the Surveys include companies that are in the software industry, as is the Company, and contain a broader range of companies that are likely to compete for the services of the Company's executive officers. For these reasons the Committee believes that the Goldman Sachs Technology Software Index may be an appropriate basis for comparing stock performance and the Surveys are an appropriate basis for determining compensation.

 Deductibility of Executive Compensation

   Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive and its four other most highly compensated executives. Performance-based compensation is excluded from the compensation taken into account for purposes of the limit if certain requirements are met. The Company currently intends to structure its stock options granted to executives in a manner that complies with the performance-based requirements of the statute. The Committee believes that, given the general range of salaries and bonuses for executive officers of the Company, the $1 million threshold of
Section 162(m) will not be reached by any executive officer of the Company in the foreseeable future. Accordingly, the Committee has not considered what its policy regarding compensation not qualifying for federal tax deduction might be at such time, if ever, as that threshold is within range of any executive officer.

                                          Compensation Committee

                                          Alexander V. d'Arbeloff
                                          Edward A. Maybury
                                          Edward Roberts

Compensation Committee Interlocks and Insider Participation

   No executive officer of the Company has served as a Director or member of the Company's Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on the Company's Board of Directors or Compensation Committee.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee (the "Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

   The Committee consists of three members, each of whom is independent (as defined by listing standards that govern companies the shares of which are listed on Nasdaq). The Committee operates under a written charter, approved by the Board of Directors, which is attached as Appendix A to the Proxy Statement.

   In fulfilling its oversight responsibilities regarding the 2000 financial statements, the Committee reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement of Auditing Standards No. 61 (Communication with Audit Committees).

   The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and received by the Committee.

   The Committee discussed with the Company's independent auditors the overall scope and plans for their audits in 2001. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held seven (7) meetings during 2000.

   In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors for 2001.

                                          The Audit Committee

                                          Steven F. Kaplan
                                          William H. Keough
                                          William W. Wyman

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

   The following performance graph represents a comparison of the cumulative total return (assuming the reinvestment of dividends) for a $100 investment on July 18, 1996 (the date the Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934) in each of the Common Stock of Pegasystems Inc., the Nasdaq Stock Market Index (a broad market index) and the Goldman Sachs Technology Software Index ("GSTI(TM)* Software") (a published industry index). The Company paid no dividends during the period shown. The graph lines merely connect measurement dates and do not reflect fluctuations between those dates.

                            [Performance graph here]

                                             7/18/96   12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
-------------------------------------------------------------------------------------------------------
Pegasystems Inc.                               $100      $251      $168      $ 35      $ 94      $ 19
-------------------------------------------------------------------------------------------------------
Nasdaq Stock Market Index -- US companies      $100      $116      $141      $198      $367      $223
-------------------------------------------------------------------------------------------------------
GSTI Software                                  $100      $115      $145      $233      $525      $287
-------------------------------------------------------------------------------------------------------

    The Report of the Compensation Committee on Executive Compensation, the Report of the Audit Committee and the Comparison of Cumulative Total Stockholder Return information above shall not be deemed "soliciting material" or incorporated by reference into any of the Company's filings with the Securities and Exchange Commission by implication or by any reference in any such filing to this Proxy Statement.
---------------------
*GSTI is a registered trademark of Goldman, Sachs & Co.

        RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                               (Item 2 of Notice)

   The Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2001. The Board proposes that the stockholders ratify this selection. Deloitte & Touche LLP audited the Company's financial statements for the fiscal year ended December 31, 2000. Arthur Andersen LLP audited the Company's financial statements for the fiscal years ended December 31, 1997, 1998 and 1999, but declined to stand for re-election. The Company expects that representatives of Deloitte & Touche LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

   Audit Fee. Fees of Deloitte & Touche LLP for the audit of the Company's financial statements, 401(k) plan and statutory audits for the fiscal year ended December 31, 2000 and the reviews of quarterly reports on Form 10-Q were $443,992, of which an aggregate amount of $359,992 had been billed through December 31, 2000.

   Financial Information Systems Design and Implementations Fees. Deloitte & Touche assessed the company no fees for any financial information systems design or implementation during the fiscal year ended December 31, 2000.

   Review of Revenue Cycle Internal Controls were $25,000 during the fiscal year ended December 31, 2000.

   All Other Fees. Aggregate fees billed for all other services rendered by Deloitte & Touche LLP during the fiscal year ended December 31, 2000 were $217,375. These services included:

  . reviews of certain financial and statistical information in connection with contracts and other agreements;
  . assistance with 1933 Securities Act filings and accounting technical advice;
  .  income tax consulting;
  . employee benefit advisory and administration services; and . litigation support services.

   All audit and non-audit services provided by Deloitte & Touche LLP are approved by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining the auditor's independence.

   In the event that ratification of the appointment of Deloitte & Touche LLP as the independent public accountants for the Company is not obtained at the upcoming Annual Meeting of Stockholders, the Board of Directors will reconsider its selection.

   The affirmative vote of a majority of the shares present or represented and entitled to vote and voting at the Meeting is required to ratify the selection of the independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's Directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company.

   To the Company's knowledge, based solely on review of the copies of the above-mentioned reports furnished to the Company and written representations that no other reports were required, during 2000, and all other such filing requirements were complied with in a timely fashion.

                     STOCKHOLDER PROPOSALS FOR 2002 MEETING

   Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be presented on or before January 15, 2002 for inclusion in the proxy materials relating to that meeting and on or before March 31, 2002 for matters to be considered timely such that, pursuant to Rule 14a-4 under the 1934 Act, the Company may not exercise its discretionary authority to vote on such matters at that meeting. Any such proposals should be sent to the Company at its principal offices addressed to the Clerk. Other requirements for inclusion are set forth in Rule 14a-8 under the 1934 Act.

                                 OTHER MATTERS

   The Company does not know of any other matters which will be brought before the Meeting. If other business is properly presented for consideration at the Meeting, it is intended that the shares represented by the enclosed proxy will be voted by the persons voting the proxies in accordance with their judgment on such matters.

   In order that your shares may be represented if you do not plan to attend the Meeting, and in order to assure the required quorum, please fill out, sign, date and return your proxy promptly.

   A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated.

                                          By Order of the Board of Directors

                                          James P. O'Halloran
                                          Clerk

May 15, 2001

                                                                      APPENDIX A

                                PEGASYSTEMS INC.

                            AUDIT COMMITTEE CHARTER

I. PURPOSE

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  . Serve as an objective party to monitor the Corporation's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the Corporation's independent accountants.

  . Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

   The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

   The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined in the Nasdaq rules regarding audit committees), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. All members of the Committee shall either (i) be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement, or (ii) be able to do so within a reasonable period of time after appointment to the Committee.

   The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. A Chair shall be elected by the full Board.

III. MEETINGS

   The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with IV. below.

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

                            Documents/Reports Review

   1. Review and update this Charter periodically, at least annually, as conditions dictate.

   2. Review with representatives of management and representatives of the Corporation's independent accounting firm the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be included in the Corporation's Annual Report on Form 10-K. The Committee shall also review the Corporation's quarterly financial statements prior to their inclusion in the Corporation's quarterly SEC filings on Form 10-Q.

   3. Review and discuss with management, including the CFO and the independent auditor major changes in and other questions regarding accounting and auditing principles and procedures.

                            Independent Accountants

   4. Recommend to the Board of Directors the selection of the independent accountants, who are ultimately accountable to the Board of Directors and the Audit Committee, considering independence and their effectiveness and approve the fees and other compensation to be paid to the independent accountants.

   5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for stockholder approval in any proxy statement).

   6. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board ("ISB") Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take, or recommend that the Board of Directors take appropriate action to oversee the independence of the independent accounting firm.

   7. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards ("SAS") 71, as it may be modified or supplemented.

   8. Review and discuss with the independent auditor (outside of the presence of management) any problems or difficulties that the auditor may have encountered with management or others and any management letter provided by the auditor and the Company's response to that letter.

                         Financial Reporting Processes

   9. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

   10. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

                              Process Improvement

   11. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

   12. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

                                Legal Compliance

   13. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

   14. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

   15. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

PGSCM-PS-01

                                  DETACH HERE                             ZPGSC2

                                     PROXY

                               PEGASYSTEMS INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      2001 ANNUAL MEETING OF STOCKHOLDERS

  The undersigned stockholder of Pegasystems Inc., a Massachusetts corporation ("Pegasystems"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 15, 2001 and hereby appoints Alan Trefler, June Morris and Robert Jahrling, or any one or more of them, proxies and attorneys-in-fact with full power of substitution to each other for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the common stock of the undersigned in Pegasystems at the Annual Meeting of its Stockholders to be held June 5, 2001 at One Main Street, Cambridge, Massachusetts at 1:30 p.m., local time, or any adjournment or postponement thereof. Any of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

SEE REVERSE                                                          SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE

                                  DETACH HERE                             ZPGSC1

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1 AND 2 AND SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR THE NOMINEES LISTED BELOW AND FOR PROPOSAL NOS. 1 AND 2.

1. Election of Directors.
   Nominees:  (01) Edward Maybury, (02) William Keough,
              (03) Alexander d'Arbeloff

              FOR                  WITHHELD

              [_]                    [_]

   [_]
      -------------------------------------------------------------------------
   (INSTRUCTION: To withhold authority to vote for any individual (illegible), write that (illegible).)

                                                           FOR  AGAINST  ABSTAIN
2. To ratify the selection of Deloitte & Touche LLP as     [_]    [_]      [_]
   independent public accountants of Pegasystems for the fiscal year ending December 31, 2001.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                              [_]

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears at left. When shares are held in more than one name, including joint tenants, each party should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:                  Date:       Signature:                  Date:
          -----------------      -----            ----------------       -----